NOTICE OF GUARANTEED DELIVERY
                       FOR SHARES OF BENEFICAL INTEREST OF

                          LIBERTY ALL-STAR EQUITY FUND
                  SUBSCRIBED FOR UNDER THE PRIMARY SUBSCRIPTION
                       AND THE OVER-SUBSCRIPTION PRIVILEGE
                        (TOGETHER, THE "RIGHTS OFFERING")

Liberty  All-Star Equity Fund (the "Fund") issued to its shareholders of record,
as  of  the  close  of  business  on                     ("Record  Date"),  non-
transferable rights ("Rights") in the ratio of one Right for each whole share of the Fund's shares of Benefical Interest held on the Record Date, generally entitling the holders thereof to subscribe for new shares (the "Shares") at a rate of one new Share of Benefical Interest of the Fund for each ten Rights held (the "Primary Subscription"), with the right to subscribe for additional Shares not subscribed for by others in the Primary Subscription (the "Over-Subscription Privilege"). At its discretion, the Fund may increase the amount of Shares offered in an amount of up to 25% of the primary offering to cover over-subscription requests. The terms and conditions of the Rights Offering are set
forth in the Prospectus dated             ,  which  is  incorporated  into  this
document by reference. Capitalized terms herein shall have the same meaning as defined in the Prospectus. As set forth in the Prospectus, this form, or one substantially equivalent hereto, may be used as a means of effecting subscription and payment for all Shares subscribed for under the Primary Subscription and the Over-Subscription Privilege. This form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

                           THE SUBSCRIPTION AGENT IS:
                        COMPUTERSHARE TRUST COMPANY, N.A.
                          Attention: Corporate Actions

          BY FIRST-CLASS MAIL:                             BY FACSIMILE:
          --------------------                             -------------
            P.O. Box 859208                               (781) 930-4942
        Braintree, MA 02185-9208

BY HAND, EXPRESS MAIL OR OVERNIGHT COURIER:           CONFIRM BY TELEPHONE TO:
-------------------------------------------           ------------------------
          161 Bay State Drive                              (781) 930-4900
          Braintree, MA 02184

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm, bank or trust company or other nominee that completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment to the Subscription Agent prior to 5:00 p.m., New York City time, on the
Expiration Date,               , unless the Offer is extended  by the Fund. This
Notice of Guaranteed Delivery guarantees delivery to the Subscription  Agent  of
(a) payment in full for all subscribed Shares, and (b) a properly completed and signed Subscription Certificate (which certificate and full payment must then be
delivered  no  later  than  the  close  of  business  on             , the third
business day after the Expiration Date, unless extended). Failure to deliver this Notice or to make the delivery guaranteed will result in a forfeiture of the Rights.

                                   GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, hereby guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New
York  City  time,  on                 (unless  extended   as  described  in  the
Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full Estimated Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

                                                       (continued on other side)

                                               BROKER ASSIGNED CONTROL #________

                          LIBERTY ALL-STAR EQUITY FUND


1.Primary                Number of Rights to be        Number of Shares pursuant to      Payment to be made in
  Subscription           exercised                     Primary Subscription              connection with Shares from
                                                       requested for which you are       Primary Subscription
                                                       guaranteeing delivery of
                                                       Rights and payment

                                     Rights =                    Shares                  $
                         ------------                  ----------                         ---------
                                                       (Rights / by 10)


2.Over-Subscription                                    Number of Shares pursuant to      Payment to be made in
                                                       Over-Subscription requested       connection with Shares from
                                                       for which you are                 Over-Subscription
                                                       guaranteeing payment

                                                                 Shares                  $
                                                       ----------                         ---------

3.Totals                 Total Number of Rights to     Total Number of Shares
                         be Delivered                  Requested


                                     Rights =                     Shares                 $
                         ------------                  -----------                        ---------
                                                                                         Total Payment

Method of delivery (circle one)

A. Through Depository Trust Company ("DTC")

B. Direct to Computershare, as Subscription Agent. Please indicate below how the Rights to be delivered should be registered.

                            ------------------------

                            ------------------------

                            ------------------------

PLEASE SIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Shares subscribed pursuant to the Over-Subscription Privilege and you are a DTC participant, you must also execute and forward to Computershare a DTC Participant Over-Subscription Exercise form.

----------------------------------  ------------------------------------
Name of Firm                        Authorized Signature

----------------------------------  ------------------------------------
DTC Participant Number              Title

----------------------------------  ------------------------------------
Address                             Name (Please Type or Print)

----------------------------------  ------------------------------------
Zip Code                            Phone Number

----------------------------------  ------------------------------------
Contact Name                        Date